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                                                                  Exhibit (h)(5)

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

                                     Between

                           IXIS ADVISOR FUNDS TRUST I
                           IXIS ADVISOR FUNDS TRUST II
                          IXIS ADVISOR FUNDS TRUST III
                           IXIS ADVISOR FUNDS TRUST IV
                       IXIS ADVISOR CASH MANAGEMENT TRUST
                              LOOMIS SAYLES FUNDS I
                             LOOMIS SAYLES FUNDS II
          each on behalf of its respective series listed on Schedule B, severally and not jointly

                                       and

                       STATE STREET BANK AND TRUST COMPANY

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

1.      DEFINITIONS ........................................................   1

2.      APPOINTMENT OF STATE STREET ........................................   2

3.      SECURITIES TO BE LOANED ............................................   2

4.      BORROWERS ..........................................................   3

5.      SECURITIES LOAN AGREEMENTS .........................................   3

6.      LOANS OF AVAILABLE SECURITIES ......................................   3

7.      DISTRIBUTIONS ON AND VOTING RIGHTS WITH RESPECT
         TO LOANED SECURITIES ..............................................   4

8.      COLLATERAL .........................................................   5

9.      INVESTMENT OF CASH COLLATERAL AND COMPENSATION .....................   6

10.     FEE DISCLOSURE .....................................................   7

11.     RECORDKEEPING AND REPORTS ..........................................   8

12.     STANDARD OF CARE ...................................................   8

13.     REPRESENTATIONS AND WARRANTIES .....................................   9

14.     INDEMNIFICATION ....................................................  11

15.     CONTINUING AGREEMENT AND TERMINATION ...............................  13

16.     NOTICES ............................................................  14

17.     MISCELLANEOUS ......................................................  14

18.     SECURITIES INVESTORS PROTECTION ACT ................................  15

19.     COUNTERPARTS .......................................................  16

21.     FUNDS ..............................................................  16

22      TRUST NOTICE .......................................................  17

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                             EXHIBITS AND SCHEDULES

EXHIBIT 5 (Securities Loan Agreement - U.S. Government Securities)

SCHEDULE A (Schedule of Fees/Investment Vehicle for Cash Collateral)

SCHEDULE A-1 (Securities Loan Limitation)

SCHEDULE B (Funds)

SCHEDULE 8.1 (Acceptable Forms of Collateral)

                   SECURITIES LENDING AUTHORIZATION AGREEMENT

Agreement dated the 1st day of September, 2005 between IXIS ADVISOR FUNDS TRUST I, IXIS ADVISOR FUNDS TRUST II, IXIS ADVISOR FUNDS TRUST III, IXIS ADVISOR FUNDS TRUST IV, IXIS ADVISOR CASH MANAGEMENT TRUST, LOOMIS SAYLES FUNDS I, and LOOMIS SAYLES FUNDS II , each on behalf of its respective series listed on Schedule B, severally and not jointly, each a registered management investment company organized and existing under the laws of Massachusetts (the "Trusts," and each a "Trust"), and STATE STREET BANK AND TRUST COMPANY, its affiliates or subsidiaries ("State Street"), setting forth the terms and conditions under which State Street is authorized to act on behalf of the Trusts with respect to the lending of certain securities of the Trusts held by State Street as trustee, agent or custodian.

        This Agreement shall be deemed for all purposes to constitute a separate and discrete agreement between State Street and each of the series of shares of the Trusts as listed on Schedule B to this Agreement (each a "Fund" and collectively, the "Funds") as it may be amended by the parties, and no series of shares of the Trusts shall be responsible or liable for any of the obligations of any other series of the Trusts under this Agreement or otherwise, notwithstanding anything to the contrary contained herein. This Agreement will be effective with respect to each Fund on the date set forth opposite each Fund's name on the attached Schedule B-1.

        NOW, THEREFORE, in consideration of the mutual promises and of the mutual covenants contained herein, each of the parties does hereby covenant and agree as follows:

1.      Definitions. For the purposes hereof:

        (a) "Available Securities" means the securities of the Funds that are available for Loans pursuant to Section 3.

        (b) "Borrower" means any of the entities to which Available Securities may be loaned under a Securities Loan Agreement, as described in
Section 4.

        (c) "Collateral" means collateral delivered by a Borrower to secure its obligations under a Securities Loan Agreement.

        (d) "Investment Manager" when used in any provision, means the person or entity who has discretionary authority over the investment of the Available Securities to which the provision applies.

        (e)     "Loan" means a loan of Available Securities to a Borrower.

        (f) "Loaned Security" shall mean any "security" which is delivered as a Loan under a Securities Loan Agreement; provided that, if any new or different security shall be exchanged for any

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Loaned Security by recapitalization, merger, consolidation, or other corporate action, such new or different security shall, effective upon such exchange, be deemed to become a Loaned Security in substitution for the former Loaned Security for which such exchange was made.

        (g) "Market Value" of a security means the market value of such security (including, in the case of a Loaned Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by State Street, or such other independent sources as may be selected by State Street on a reasonable basis, provided that the Market Value of a Loaned Security shall mean the value of that security as calculated for purposes of determining the Fund's net asset value.

        (h) "Securities Loan Agreement" means the agreement between a Borrower and State Street (on behalf of the Funds) that governs Loans, as described in Section 5.

        (i) "Replacement Securities" means securities of the same issuer, class and denomination as Loaned Securities.

2.      Appointment of State Street.

        Each Fund hereby appoints and authorizes State Street, its affiliates or subsidiaries, as its agent to lend Available Securities to Borrowers in accordance with the terms of this Agreement. State Street shall have the responsibility and authority to do or cause to be done all acts State Street shall determine to be desirable, necessary, or appropriate to implement and administer this securities lending program. Each Fund agrees that State Street is acting as a fully disclosed agent and not as principal in connection with the securities lending program. State Street may take action as agent of the Fund on an undisclosed or a disclosed basis.

        Each Fund also authorizes State Street, its affiliates or subsidiaries, as its agent, to enter into fee for holds arrangements with respect to certain Available Securities. State Street will, in return for a fee from the Borrower, hold and reserve certain Available Securities and refrain from lending such Available Securities to any third party without the Borrower's permission, provided, however, that the fee for holds arrangements shall not restrict or otherwise affect the Fund's ownership rights with regard to the Available Securities, and the Fund shall have the right to terminate any such arrangement at any time. The fee from the Borrower shall be allocated between State Street and the Fund in accordance with Schedule A.

3.      Securities to be Loaned.

        All of the Fund's securities held by State Street as agent, trustee or custodian shall be subject to this securities lending program and constitute Available Securities hereunder, except for one percent (1%) of the shares or other units or principal amount owned by the Fund of any class or series of issuer's securities and except for those securities which the Fund or the Investment Manager specifically identifies herein or in notices to State Street as not being Available Securities. In addition, no Loans shall be made on behalf of a particular Fund if, as a result, the aggregate value of all Loans of such Fund exceeds the percentage of the value of its total assets as shown for such Fund on Schedule A-1. In the absence of any such identification herein or other notices identifying specific securities as not being Available Securities (and except for the one percent (1%) exclusion

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set forth immediately above), State Street shall have no authority or responsibility for determining whether any of the Fund's securities should be excluded from the securities lending program.

4.      Borrowers.

        The Available Securities may be loaned to any Borrower identified on the Schedule of Approved Borrowers agreed to by State Street and the Funds in writing from time to time. Such Schedule of Approved Borrowers may be modified from time to time by the written agreement of State Street and the Fund.

5.      Securities Loan Agreements.

        Each Fund authorizes State Street to enter into one or more Securities Loan Agreements with such Borrowers as may be selected by State Street. Each Securities Loan Agreement shall have such terms and conditions as State Street may negotiate with the Borrower. Certain terms of individual Loans, including rebate fees to be paid to the Borrower for the use of cash Collateral, shall be negotiated at the time a Loan is made. A form of the Securities Loan Agreement provided to U.S. domiciled Borrowers that want to borrow U.S. Government Securities is attached hereto as Exhibit 5. Copies of other forms of Securities Loan Agreements to be entered into between State Street and Borrowers shall be provided promptly to a Fund upon its request. State Street agrees not to revise such form in any way that is material or adverse to the interests of the Funds.

6.      Loans of Available Securities.

        State Street shall be responsible for determining whether any Loans shall be made and shall have the authority to terminate any Loan in its discretion, at any time and without prior notice to the Fund.

        Each Fund acknowledges that State Street administers securities lending programs for other clients of State Street. State Street will allocate securities lending opportunities among its clients (including State Street and its affiliates, to the extent they are lenders of securities), using reasonable and equitable methods established by State Street from time to time. State Street does not represent or warrant that any amount or percentage of the Fund's Available Securities will in fact be loaned to Borrowers. Each Fund agrees that it shall have no claim against State Street and State Street shall have no liability arising from, based on, or relating to, loans made for other clients, or loan opportunities refused hereunder, whether or not State Street has made fewer or more loans for any other client, and whether or not any loan for another client, or the opportunity refused, could have resulted in loans made under this Agreement.

        Each Fund also acknowledges that, under the applicable Securities Loan Agreements, the Borrowers will not be required to return Loaned Securities immediately upon receipt of notice from State Street terminating the applicable Loan, but instead will be required to return

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such Loaned Securities within such period of time following such notice as is specified in the applicable Securities Loan Agreement and in no event later than within three (3) trading days after notice is received by the Borrower. Upon receiving a notice from the Fund or the Investment Manager that Available Securities which have been loaned to a Borrower should no longer be considered Available Securities (whether because of the sale of such securities or otherwise), State Street shall notify promptly thereafter the Borrower which has borrowed such securities that the Loan of such Available Securities is terminated and that such Available Securities are to be returned within the time specified by the applicable Securities Loan Agreement and in no event later than within three (3) trading days after notice is received by the Borrower.

7.      Distributions on and Voting Rights with Respect to Loaned Securities.

        Each Fund represents and warrants that it is the beneficial owner of (or exercises complete investment discretion over) all Available Securities free and clear of all liens, claims, security interests and encumbrances (except for any liens, claims, security interests or encumbrances arising under its custodial arrangements) and no such security has been sold, and that it is entitled to receive all distributions made by the issuer with respect to Loaned Securities. Except as provided in the next sentence, all interest, dividends, and other distributions paid with respect to Loaned Securities shall be credited to the Fund's account on the date such amounts are delivered by the Borrower to State Street. Any non-cash distribution on Loaned Securities which is in the nature of a stock split or a stock dividend shall be added to the Loan (and shall be considered to constitute Loaned Securities) as of the date such non-cash distribution is received by the Borrower; provided that the Fund or Investment Manager may, by giving State Street ten (l0) business days' notice prior to the date of such non-cash distribution, direct State Street to request that the Borrower deliver such non-cash distribution to State Street, pursuant to the applicable Securities Loan Agreement, in which case State Street shall credit such non-cash distribution to the Fund's account on the date it is delivered to State Street.

        Each Fund acknowledges that it will not be entitled to participate in any dividend reinvestment program or to vote with respect to Available Securities that are on loan on the applicable record date for such Available Securities.

        Each Fund also acknowledges that any payments of distributions from Borrower to the Fund are in substitution for the interest or dividend accrued or paid in respect of Loaned Securities and that the tax and accounting treatment of such payment may differ from the tax and accounting treatment of such interest or dividend.

        If an installment, call or rights issue becomes payable on or in respect of any Loaned Securities, State Street shall use all reasonable endeavors to ensure that any timely instructions from the Fund or its Investment Manager are complied with, but State Street shall not be required to make any payment unless the Fund has first provided State Street with funds to make such payment.

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8.      Collateral.

        (a) Receipt of Collateral. Each Fund hereby authorizes State Street to receive and to hold, on the Fund's behalf, Collateral from Borrowers to secure the obligations of Borrowers with respect to any Loan of Available Securities made on behalf of the Fund pursuant to the Securities Loan Agreements. All investments of cash Collateral shall be for the account and at the risk of the Fund. Concurrently with or prior to the delivery of the Loaned Securities to the Borrower under any Loan, State Street shall receive from the Borrower Collateral in any of the forms listed on Schedule 8.1. Said Schedule may be amended from time to time by the mutual consent of State Street and the Fund.

        (b) Marking to Market. The initial Collateral received shall have a value of at least 102% of the Market Value of the Loaned Securities except that the initial Collateral received for Loans of non-US equity securities shall have a value of at least 105% of the Market Value of such non-US equity securities, and the initial Collateral received for Loans of UK Gilts shall have a value of at least 102.5% of the Market Value of such UK Gilts.

        Pursuant to the terms of the applicable Securities Loan Agreement, State Street shall, in accordance with State Street's reasonable and customary practices, and prevailing industry practices, mark Loaned Securities and Collateral to their Market Value each business day based upon the Market Value of the Collateral and the Loaned Securities at the close of business employing the most recently available pricing information, and ensure that each applicable Securities Loan Agreement shall require each Borrower to deliver additional Collateral (for Collateral comprised of a letter of credit, an additional or replacement letter of credit) to State Street as follows:

        In the case of a Loan of US equity securities or US corporate debt, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral is less than one hundred and two percent (102%) of the Market Value of the Loaned Securities, and such additional Collateral together with the Collateral previously delivered shall have a Market Value of not less than one hundred and two percent (102%) of the Market Value of the Loaned Securities.

        In the case of a Loan of non-US equities, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral is less than one hundred and five percent (105%) of the Market Value of the Loaned Securities, and such additional Collateral together with the Collateral previously delivered shall have a Market Value of not less than one hundred and five percent (105%) of the Market Value of the Loaned Securities.

        In the case of a Loan of United States government securities (including securities issued by US agencies or instrumentalities), or a Loan of sovereign debt issued by non-US governments, or a Loan of non-US corporate debt, the Borrower will be required to deliver

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additional Collateral in the event that the Market Value of the Collateral provided with respect to such Loan is less than one hundred percent (100%) of the Market Value of the Loaned Securities. Such additional Collateral together with the Collateral previously delivered with respect to such Loan, and all other Loans with such Borrower as described in this paragraph, shall have a Market Value not less than one hundred and two percent (102%) of the Market Value of all such Loaned Securities.

        In the case of a Loan which is comprised of UK Gilts, the Borrower will be required to deliver additional Collateral in the event that the Market Value of the Collateral is less than one hundred and two and one-half percent (102.5%) of the Market Value of the Loaned Securities, and such additional Collateral together with the Collateral previously delivered shall have a Market Value not less than one hundred and two and one-half percent (102.5%) of the Market Value of the Loaned Securities.

        (c) Return of Collateral. The Collateral shall be returned to Borrower at the termination of the Loan upon the return of the Loaned Securities by Borrower to State Street in accordance with the applicable Securities Loan Agreement.

        (d) Limitations. State Street shall invest cash Collateral in accordance with the directions set forth in Paragraph 3 of Schedule A. State Street shall exercise reasonable care, skill, diligence and prudence in the investment of Collateral. Subject to the foregoing limits and standard of care, State Street does not assume any market or investment risk of loss with respect to the investment of cash Collateral. If the value of the cash Collateral so invested is insufficient to return any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement, the Fund shall be responsible for such shortfall as set forth in Section 9.

9.      Investment of Cash Collateral and Compensation.

        To the extent that a Loan is secured by cash Collateral, such cash Collateral, including money received with respect to the investment of the same, or upon the maturity, sale, or liquidation of any such investments, shall be invested by State Street subject to the directions set forth in Paragraph 3 of Schedule A.

        Each Fund acknowledges that the investment guidelines for the State Street Securities Lending Quality Trust allow for investment in obligations or other securities of State Street or of any State Street affiliate and investments in any short-term investment fund, mutual fund, securities lending trust or other collective investment fund with respect to which State Street and/or its affiliates provide investment management or advisory, trust, custody, transfer agency, shareholder servicing and/or other services for which they are compensated.

        Each Fund acknowledges that interests in mutual funds, securities lending trusts and other collective investment funds, to which State Street and/or one or more of its affiliates provide services are not guaranteed or insured by State Street or any of its affiliates or by the Federal Deposit Insurance Corporation or any government agency. Each Fund hereby authorizes the investment manager of the State Street Securities Lending Quality Trust to purchase or sell investments of the State Street Securities Lending Quality Trust to or from other accounts held by State Street or its affiliates.

        The net income generated by any investment made pursuant to the first paragraph of this Section 9 shall be allocated among the Borrower, State Street, and the Fund, as follows: (a) a portion of such income shall be paid to the Borrower in accordance with the agreement negotiated between the Borrower and State Street; (b) the balance, if any, shall be split between State Street, as compensation for its services in connection with this securities lending program, and the Fund and such income shall be credited to the Fund's account, in accordance with the fee split set forth on Schedule A.

        In the event the net income generated by any investment made pursuant to the first paragraph of this Section 9 does not equal or exceed the amount due the Borrower (the rebate fee for the use of cash Collateral) in accordance with the agreement between Borrower and State Street, State Street and the Fund shall, in accordance with the fee split set forth on Schedule A, share the amount equal to the difference between the net income generated and the amounts to be paid to the Borrower pursuant to the Securities Loan Agreement. The Fund shall be solely responsible for any and all other amounts due to such Borrower pursuant to the Securities Loan Agreement and State Street may debit the Fund's account accordingly. In the event debits to the Fund's account produce a deficit therein, State Street shall sell or otherwise liquidate investments made with cash Collateral and credit the net proceeds of such sale or liquidation to satisfy the deficit. In the event the foregoing does not eliminate the deficit, State Street shall have the right to charge the deficiency to any other account or accounts maintained by the Fund with State Street.

        To the extent that a Loan is secured by non-cash Collateral, the Borrower shall be required to pay a loan premium, the amount of which shall be negotiated by State Street. Such loan premium shall be allocated between State Street and the Fund as follows: (a) a portion of such loan premium shall be paid to State Street as compensation for its services in connection with this securities lending program, in accordance with Schedule A hereto; and (b) the remainder of such loan premium shall be credited to the Fund's account.

        Each Fund hereby agrees that it shall reimburse State Street for any and all funds advanced by State Street on behalf of the Fund as a consequence of the Fund's obligations hereunder, including the Fund's obligation to return cash Collateral to the Borrower and to pay any fees due the Borrower, all as provided in Section 8 hereof.

10.     Fee Disclosure.

        The fees associated with the investment of cash Collateral in funds maintained or advised by State Street are disclosed on Schedule A hereto. Said fees may be changed from

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time to time by State Street upon notice to the Funds. An annual report with respect to such funds is available to the Funds, at no expense, upon request.

11.     Recordkeeping and Reports.

        State Street will establish and maintain such records as are reasonably necessary to account for Loans that are made and the income derived therefrom. On a monthly basis, State Street will provide the Funds with a statement describing the Loans made, and the income derived from the Loans, during the period covered by such statement. Each party to this Agreement shall comply with the reasonable requests of the other for information necessary to the requester's performance of its duties in connection with this securities lending program.

12.     Standard of Care

        Subject to the requirements of applicable law, State Street shall not be liable under this Agreement for any loss or damage, including counsel fees and court costs, whether or not resulting from its acts or omissions to act hereunder or otherwise, unless the loss or damage arises out of State Street's negligence, willful misconduct, recklessness, bad faith, misfeasance or nonfeasance. Except for any liability, loss, or expense arising from or connected with State Street's negligence, willful misconduct, recklessness, bad faith, misfeasance or nonfeasance, each Fund agrees to reimburse and hold State Street harmless from and against any liability, loss and expense, including reasonable counsel fees, expenses and court costs, arising in connection with any breach of any representation, covenant or agreement of the Fund contained in this Agreement or any Loan or arising from or connected with claims of any third parties, including any Borrower, from and against all taxes and other governmental charges, and from and against any out-of-pocket or incidental expenses. State Street may charge any amounts to which it is entitled hereunder against the relevant Fund's account. Without limiting the generality of the foregoing, each Fund agrees: (i) that State Street shall not be responsible for any statements, representations or warranties which any Borrower makes in connection with any securities loans hereunder, or for the performance by any Borrower of the terms of a Loan, or any agreement related thereto, and shall not be required to ascertain or inquire as to the performance or observance of, or a default under the terms of, a Loan or any agreement related thereto; (ii) that State Street shall be fully protected in acting in accordance with the oral or written instructions of any person reasonably believed by State Street to be authorized by the Board of Trustees of the Trusts to execute this Agreement on behalf of the Funds, as evidenced by a written certificate provided to State Street by the Funds (an "Authorized Person"); and (iii) that in the event of a default by a Borrower under a Loan, State Street shall be fully protected in acting in its sole discretion in a manner it deems appropriate.

        Each Fund acknowledges that in the event that its participation in securities lending generates income for the Fund, State Street may be required to withhold tax or may claim such tax from the Fund as is appropriate in accordance with applicable law.

        State Street, in determining the Market Value of Securities, including without limitation, Collateral, may rely upon any recognized pricing service and shall not be liable for any errors made by such service, unless the choice of such pricing service by State Street amounts to negligence, willful misconduct, recklessness, bad faith, misfeasance or nonfeasance on the part of State Street.

13.     Representations and Warranties.

        Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the transactions contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; (c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it; and (d) the execution, delivery, and performance by it of this Agreement will at all times comply with all applicable laws and regulations.

        Each Fund represents and warrants that it has made its own determination as to the tax and accounting treatment of any dividends, remuneration or other funds received hereunder.

        Each Fund represents and warrants that it will immediately notify State Street, orally and by written notice, of the relevant details of any corporate actions, private consent offers/agreements and/or any other off-market arrangements that may require the recall and/or restriction of a security from lending activity. Such written notices shall be delivered sufficiently in advance so as to: (a) provide State Street with reasonable time to notify Borrowers of any instructions necessary to comply with the terms of the corporate actions, private consent offers/agreements and/or other off-market arrangements and (b) provide such Borrowers with reasonable time to comply with any such instructions.

        The person executing this Agreement on behalf of each party represents that he or she has the authority to execute this Agreement on behalf of such party.

        In the event that the Funds direct State Street to invest cash Collateral in one or more of the following cash Collateral investment vehicles: the (i) Securities Lending Quality Trust, (ii) State Street Global Securities Lending Trust or (iii) State Street Global Securities Lending

Euro Trust (each an "Investment Trust", collectively, the "Investment Trusts"), each Fund also represents and warrants to, and agrees and covenants with the Trustee of the relevant Investment Trust, as of the date hereof and as of the date or dates on which any units ("Units") of the Investment Trust are purchased (collectively, the "Date of Purchase") that:

                (a) The Units will be purchased for the account of the Fund for investment only and not with a view to, or with any intention of, a distribution or resale thereof, in whole or in part, or the grant of any participation therein. Each Fund is aware of the risks associated with an investment in the relevant Investment Trust and has not received any form of general solicitation or advertising in connection with its decision to purchase Units.

                (b) Each Fund understands that the none of the Investment Trusts will be registered under the Investment Company Act of 1940 (the "1940 Act") because each Investment Trust will be qualified as an excepted entity under
                        Section 3(c)(7) of the 1940 Act. Pursuant to such exception, each Investment Trust will be beneficially owned only by "qualified purchasers" as defined in the 1940 Act and the rules and regulations promulgated thereunder and by such other persons as are otherwise entitled to participate in an entity qualified under
                        Section 3(c)(7) of the 1940 Act. Accordingly, each Fund hereby represents that as of the date hereof and as of the Date of Purchase of the Units, the Fund is either:

[Please check and initial the appropriate box or boxes]

______          [ ]     a qualified institutional buyer as defined in
Initial of              paragraph (a) of Rule 144A (the "Rule") of the
Authorized              Securities Act of 1933, acting for its own account, the
Signer                  account of another qualified institutional buyer, or the
                        account of a qualified purchaser, and is not: (i) a dealer described in paragraph (a)(1)(ii) of the Rule that owns and invests on a discretionary basis less than $25 million in securities of issuers that are not affiliated persons of the dealer; or (ii) a plan referred to in paragraph (a)(1)(D) or (a)(1)(E) of the Rule, or a trust fund referred to in paragraph (a)(1)(F) of the Rule that holds the assets of such a plan, if investment decisions with respect to the plan are made by the beneficiaries of the plan; or

______          [ ]     an entity that in the aggregate owns and invests on a
Initial of              discretionary basis $25 million or more in Qualified
Authorized              Purchaser Investments (as defined in Exhibit A). In
Signer                  making this determination, the amount of any outstanding
                        indebtedness incurred to make the Qualified Purchaser
                        Investments held by the Fund shall be subtracted from the Qualified Purchaser Investments.

                (c) No beneficiary or investor of the Fund has any right to consult with regard to, advise or direct the investments made by or on behalf of the Fund and the Fund has not been organized for the purpose of purchasing Units.

                (d) If the Fund: is (A) classified as a partnership for federal income tax purposes, (B) a "grantor trust," any portion of which is treated as owned by the grantor(s) or other person(s) under sections 671-679 of the Code, or (C) an "S corporation" within the meaning of section 1361(a) of the Code (any of (A), (B), or (C), a "Flow-Through Entity"), the beneficial owners of the Fund which is a Flow-Through Entity are not investing in the relevant Trust through the Fund for the principal purpose of avoiding the 100-partner limitation in Treasury Regulations Section 1.7704-1(h)(i)(ii).

                (e) The execution and delivery of this Agreement by the Fund does not require any approval, authorization, license, or filing from or with any foreign, federal, state or municipal board or agency on the part of the Fund or in connection with the offer and sale of the Units on the part of the relevant Investment Trust or Trustee or any of its affiliates.

                (f) No provision of any applicable law, regulation or document by which the Fund is bound prohibits the purchase of Units in the relevant Investment Trust by the Fund.

                (g) Simultaneously herewith the Fund has completed, executed and delivered to the relevant Investment Trust a Form W-9 setting forth certain taxpayer identification information required by the relevant Investment Trust.

        Each Fund hereby further represents that it is not subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with respect to this Agreement and the Securities; that it qualifies as an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, as amended; and that the taxpayer identification number(s) and corresponding tax year-end are as set forth on Schedule B.

14.     Indemnification.

        (a) If at the time of a default by a Borrower with respect to a Loan (within the meaning of the applicable Securities Loan Agreement), some or all of the Loaned Securities under such Loan have not been returned by the Borrower, and subject to the terms of this Agreement, State Street shall indemnify the Fund against the failure of the Borrower as follows. State Street shall purchase a number of Replacement Securities equal to the number of such unreturned Loaned Securities, to the extent that such Replacement Securities are available on the open market. Such Replacement Securities shall be purchased by applying the proceeds of the Collateral with respect to such Loan to the purchase of such Replacement
                                       11

Securities. Subject to the Fund's obligations pursuant to Section 8 hereof, if and to the extent that such proceeds are insufficient or the Collateral is unavailable, the purchase of such Replacement Securities shall be made at State Street's expense.

        (b) If State Street is unable to purchase Replacement Securities pursuant to Paragraph (a) hereof, State Street shall credit to the Fund's account an amount equal to the Market Value of the unreturned Loaned Securities for which Replacement Securities are not so purchased, determined as of (i) the last day the Collateral continues to be successfully marked to market by State Street against the unreturned Loaned Securities; or (ii) the next business day following the day referred to in (i) above, if the Market Value is higher on such date.

        (c) In addition to making the purchases or credits required by Paragraphs (a) and (b) hereof, State Street shall credit to the Fund's account the value of all distributions on the Loaned Securities (not otherwise credited to the Fund's accounts with State Street), for record dates which occur before the date that State Street purchases Replacement Securities pursuant to Paragraph (a) or credits the Fund's account pursuant to Paragraph (b).

        (d) Any credits required under Paragraphs (b) and (c) hereof shall be made by application of the proceeds of the Collateral, if any, that remains after the purchase of Replacement Securities pursuant to Paragraph (a). If and to the extent that the Collateral is unavailable or the value of the proceeds of the remaining Collateral is less than the value of the sum of the credits required to be made under Paragraphs (b) and (c), such credits shall be made at State Street's expense.

        (e) If after application of Paragraphs (a) through (d) hereof, additional Collateral remains or any previously unavailable Collateral becomes available or any additional amounts owed by the Borrower with respect to such Loan are received from the Borrower, State Street shall apply the proceeds of such Collateral or such additional amounts first to reimburse itself for any amounts expended by State Street pursuant to Paragraphs (a) through (d) above, and then to credit to the Fund's account all other amounts owed by the Borrower to the Fund with respect to such Loan under the applicable Securities Loan Agreement.

        (f) In the event that State Street is required to make any payment and/or incur any loss or expense under this Section, State Street shall, to the extent of such payment, loss, or expense, be subrogated to, and succeed to, all of the rights of the Fund against the Borrower under the applicable Securities Loan Agreement.

        (g) The provisions of this Section 14 shall not apply to losses attributable to war, riot, revolution, acts of government or other causes beyond the reasonable control or apprehension of State Street. For the sake of clarity, the parties agree that "causes beyond the reasonable control or apprehension of State Street" shall not include a default by a Borrower in returning when due some or all of the Loaned Securities that are the subject of any Loan or

Borrower otherwise failing to perform its obligations under the applicable Securities Loan Agreement.

15.     Continuing Agreement and Termination.

It is the intention of the parties hereto that this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made. The Funds and State Street may each at any time terminate this Agreement upon five (5) business days' written notice to the other to that effect. The only effects of any such termination of this Agreement will be that (a) following such termination, no further Loans shall be made hereunder by State Street on behalf of the Funds, and (b) State Street shall immediately terminate any and all outstanding Loans. The provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided. State Street does not assume any market or investment risk of loss associated with the Fund's change in cash Collateral investment vehicles or termination of, or change in, its participation in this securities lending program and the corresponding liquidation of cash Collateral investments. State Street shall immediately terminate any Loan upon receipt of written instructions to do so from the Funds.

16.     Notices.

        Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

        If to the Funds:

        c/o IXIS Asset Management Advisors, L.P.
        399 Boylston Street
        Boston, MA 02116
        Attn: Fund Administration, Dept. Head

        with a copy to: General Counsel
                Fax 617-369-9632

        If to State Street:

                State Street Bank and Trust Company
                Securities Finance
                State Street Financial Center
                One Lincoln Street
                Boston, Massachusetts  02111-2900

or to such other addresses as either party may furnish the other party by written notice under this section.

        Whenever this Agreement permits or requires the Funds to give notice to, direct, provide information to State Street, such notice, direction, or information shall be provided to State Street on the Funds' behalf by any individual designated for such purpose by the Funds in a written notice to State Street. This Agreement shall be considered such a designation of the person executing the Agreement on the Funds' behalf. After State Street's receipt of such a notice of designation and until its receipt of a notice revoking such designation, State Street shall be fully protected in relying upon the notices, directions, and information given by such designee.

17.     Miscellaneous.

        This Agreement supersedes any other agreement between the parties or any representations made by one party to the other, whether oral or in writing, concerning Loans of Available Securities by State Street on behalf of the Funds. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors, and assigns. This Agreement shall be governed and construed in accordance with the laws of The Commonwealth of Massachusetts. Each party hereby irrevocably submits to the jurisdiction of any Massachusetts state or Federal court sitting in The Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to Federal court. Each party hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Each Fund hereby irrevocably appoints Coleen Downs Dinneen, Esq., General Counsel of IXIS Asset Management Advisors, L.P., as its agent to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action or proceeding (the "Process Agent"). Such service may be made by mailing or delivering a copy of such process, in care of the Process Agent at the above address. Each Fund hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Fund also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to the Funds at their address specified in Section 16 hereof. Each Fund agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

18.     Securities Investors Protection Act of 1970 Notice.

        EACH FUND IS HEREBY ADVISED AND ACKNOWLEDGES THAT THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 MAY NOT PROTECT THE FUND WITH RESPECT TO THE LOAN OF SECURITIES HEREUNDER AND THAT, THEREFORE, THE COLLATERAL DELIVERED TO THE FUND MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BROKER'S OR DEALER'S OBLIGATION IN THE EVENT THE BROKER OR DEALER FAILS TO RETURN THE SECURITIES.

19.     Counterparts.

        The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one (1) instrument.

20.     Modification.

        This Agreement shall not be modified except by an instrument in writing signed by the parties hereto.

21. Funds. This Agreement is an agreement entered into between State Street and each Trust with respect to each Fund. With respect to any obligation of the Trusts on behalf of any Fund arising out of this Agreement, State Street shall look for payment or satisfaction of such obligation solely to the assets of the Fund to which such obligation relates as though State Street had separately contracted with each Trust by separate written instrument with respect to such Fund. Furthermore, unless the context otherwise requires, any reference in this Agreement to any actions to be taken by the Trusts shall be deemed to refer to duties and obligations with respect to such respective Fund. If a Trust selects additional Funds for which it seeks to employ State Street as a securities lending agent hereunder, that Trust shall notify State Street in writing. Upon written acceptance by State Street, such additional Fund or Funds shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the relevant Trust and its Funds) may be modified with respect to each additional Fund in writing by such Trust and State Street at the time of the addition of the Fund.

22. Trust Notice. A copy of each Agreement and Declaration of Trust, as amended, establishing the Trusts is on file with the Secretary of State of the Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trusts by the officers of the Trusts as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging respectively to the respective Fund(s).

                                        IXIS ADVISOR FUNDS TRUST I, IXIS
                                        ADVISOR FUNDS TRUST II, IXIS ADVISOR
                                        FUNDS TRUST III, IXIS ADVISOR FUNDS
                                        TRUST IV, IXIS ADVISOR CASH
                                        MANAGEMENT TRUST, LOOMIS SAYLES
                                        FUNDS I, and LOOMIS SAYLES FUNDS II,
                                        each on behalf of its respective
                                        series as listed on Schedule B,
                                        severally and not jointly

                                        Name: /s/Michael C. Kardok
                                              ----------------------------------

                                        By:   Michael C. Kardok
                                              ----------------------------------

                                        Its:  Treasurer
                                              ----------------------------------

                                        STATE STREET BANK AND TRUST COMPANY

                                        Name: /s/Edward J. O'Brien
                                              ----------------------------------

                                        By:   Edward J. O'Brien
                                              ----------------------------------

                                        Its:  Executive Vice President
                                              ----------------------------------

                                    EXHIBIT 5

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of September 2005 between IXIS ADVISOR FUNDS TRUST I, IXIS ADVISOR FUNDS TRUST II, IXIS ADVISOR FUNDS TRUST III, IXIS ADVISOR FUNDS TRUST IV, IXIS ADVISOR CASH MANAGEMENT TRUST, LOOMIS SAYLES FUNDS I, and LOOMIS SAYLES FUNDS II, ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street").

             SECURITIES LOAN AGREEMENT - U.S. GOVERNMENT SECURITIES

The attached document contains information which is confidential and proprietary to State Street Bank and Trust Company ("State Street"). It is being provided for the exclusive purpose of allowing you to assess participation in a securities lending program operated by State Street. Its use for any other purpose or its distribution to anyone other than your own personnel engaged in this assessment is prohibited without State Street's prior written permission.

This document is the current standard agreement which forms the basis of negotiations with potential borrowers under State Street's securities lending program. During the course of such negotiations with various borrowers, State Street may in its discretion modify this document in whole or part.

                            SECURITIES LOAN AGREEMENT
                      (United States Government Securities)

                                     Between

                       ----------------------------------

                                       And

                     STATE STREET BANK AND TRUST AND COMPANY

                                TABLE OF CONTENTS
                                                                            PAGE

DEFINITIONS                                                                    1

1.      LOAN OF SECURITIES                                                     2

2.      DELIVERIES AND TREATMENT OF COLLATERAL                                 3

3.      DELIVERIES AND TREATMENT OF BORROWED SECURITIES                        4

4.      MARKS TO MARKET; MAINTENANCE OF COLLATERAL                             5

5.      FEES                                                                   6

6.      REPRESENTATIONS                                                        6

7.      COVENANTS                                                              8

8.      TERMINATION OF LOAN WITHOUT DEFAULT                                    9

9.      EVENTS OF DEFAULT                                                      9

10.     LENDER'S REMEDIES ON BORROWER'S DEFAULT                               11

11.     BORROWER'S REMEDIES ON LENDER'S DEFAULT                               12

12.     RESERVED                                                              12

13.     INDEMNIFICATION                                                       12

14.     WAIVER                                                                12

15.     CONTINUING AGREEMENT; TERMINATION                                     12

16.     NOTICES                                                               13

17.     TIME                                                                  13

18.     SECURITIES CONTRACTS                                                  13

19.     SUPERSEDING AGREEMENT                                                 14

20.     ASSIGNMENTS                                                           14

21.     GOVERNING LAW; JURISDICTION; SERVICE OF PROCESS                       14

22.     SEVERABILITY                                                          14

23.     MODIFICATION                                                          15

                            SECURITIES LOAN AGREEMENT
                      (United States Government Securities)

        Agreement dated the _____ day of ___________, 200 between ___________________ of __________________, a registered broker-dealer, registered government securities dealer, or a bank ("Borrower") and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company ("Lender"), acting in its capacity as trustee, custodian, or agent for various employee benefit plans, endowment funds, custodial accounts, and other clients (the "Clients"), setting forth the terms and conditions under which Lender, from time to time and on behalf of the Clients, may lend to Borrower, against the receipt of collateral, certain securities issued or guaranteed by the United States government or its agencies.

Definitions.

For the purposes hereof:

        "Affiliate" means (i) any person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with another person; (ii) any officer, director, or partner, employee or relative (as defined in Section 3(15) of ERISA) of such other person; and (iii) any corporation or partnership of which such other person is an officer, director or partner. For purposes of this definition the term "control" means the power to exercise a controlling influence over the management or policies of a person other than an individual.

        "Borrowed Security" shall mean any "security" (as defined in the Exchange Act) which is a U.S. Security, and is delivered as a Loan hereunder, until such security is credited through the Federal Reserve book-entry system, to the Lender's account at the Federal Reserve Bank of Boston or until the security is replaced by purchase. For purposes of the return of Borrowed Securities by Borrower pursuant to Section 8 or the purchase of securities pursuant to Section 10, such term shall include securities of the same issuer, class, and quantity as the Borrowed Securities.

        "Business Day" shall mean any day recognized as a settlement day by the Federal Reserve System and on which Lender is open for business to the public.

        "Collateral" shall mean, whether now owned or hereafter acquired, (a) that collateral permitted by the SEC under the Exchange Act and delivered to Lender pursuant to Section 3 or 4, and (b) all accounts in which such collateral is deposited and all securities and the like in which all cash collateral is invested or reinvested.

        "Loan" shall mean a loan of securities hereunder.

        "Margin Percentage" shall mean one hundred and two percent (102%) or such greater percentage as is agreed to by the parties pursuant to Section 1.1.

        "Market Value" of a security means the fair market value of such security (including, in the case of any Borrowed Security that is a debt security, the accrued interest on such security) as determined by the independent pricing service designated by Lender, or by such other independent sources as may be selected on a reasonable basis by Lender.

        "Prime Rate" shall mean the prime rate as quoted in the Wall Street Journal, New York Edition, for the business day preceding the date on which such determination is made. If more than one rate is so quoted, the Prime Rate shall be the average of the rates so quoted.

        "Replacement Value" shall mean the price, including any brokerage or other expenses and accrued interest, at which a like amount of securities identical to the Borrowed Securities could be purchased in the principal market for such securities at the time of the Lender's election under Section 10.1 hereof.

        "U.S. Security" means a security issued or guaranteed by the United States government or any of its agencies.

        Borrower and Lender as the parties hereto agree as follows:

1.      Loan of Securities.

        1.1 Upon request of Borrower, Lender may, from time to time, in its discretion and on behalf of the Clients, lend securities to Borrower against the receipt of collateral delivered by Borrower. The parties shall agree on the terms of each Loan, including the identity and amount of the securities to be lent, the basis of compensation, and the type and amount of Collateral to be delivered by Borrower (subject to the terms and conditions of this Agreement), which terms may be amended during the period of the Loan only by mutual agreement of the parties hereto.

        1.2 Loans, all applicable terms and conditions thereof, and amendments and activity, if any, with respect thereto, shall be evidenced by Lender's records pertaining to such Loans maintained by Lender in the regular course of its business and such records shall represent conclusive evidence thereof except for manifest error or willful misconduct. Lender will send Borrower monthly statements of outstanding Loans showing Loan activity which Borrower agrees to examine promptly and to advise Lender of any error or exceptions. Borrower's failure to so advise Lender within twenty (20) days after delivery of any such statement shall be deemed to be Borrower's admission of the accuracy and correctness of the contents thereof and Borrower shall be fully bound thereby.

        1.3 Notwithstanding any other provisions in this Agreement with respect to when a Loan occurs, a Loan hereunder shall not occur until the Borrowed Securities and the

Collateral therefor are delivered. If, on any Business Day, Borrower delivers Collateral, as provided in Section 2.1 hereunder, and Lender does not deliver the Borrowed Securities, Borrower shall have the absolute right to the prompt return of the Collateral; and if, on any Business Day, Lender delivers Borrowed Securities and Borrower does not deliver Collateral as provided in Section 2.1 hereunder, Lender shall have the absolute right to the prompt return of the Borrowed Securities.

2.      Deliveries and Treatment of Collateral.

        2.1 Concurrently with the receipt of the Borrowed Securities, Borrower shall deliver to Lender Collateral in an amount not less than the Margin Percentage of the current Market Value of the Borrowed Securities. The Collateral shall be delivered by one or both of the following methods, as agreed to by the parties pursuant to Section 1.1: (a) Borrower delivering U.S. Securities through the Federal Reserve book-entry system to the account of Lender at the Federal Reserve Bank of Boston, and/or (b) Borrower delivering federal funds to the Lender's account at the Federal Reserve Bank of Boston.

        2.2 The Collateral delivered by Borrower to Lender, as adjusted pursuant to Section 4 below, shall be security for the due and punctual performance by Borrower of any and all of its obligations to the Lender hereunder and under any other securities loan agreement between Borrower and Lender, now or hereafter arising, and Borrower hereby pledges with, assigns to, and grants Lender a continuing first security interest in, and a lien upon, the Collateral. Such first security interest shall attach upon the delivery of the Collateral to Lender, shall survive the termination of this Agreement, and shall cease only upon the redelivery of the Collateral to Borrower subsequent to the return of the Borrowed Securities to the Lender. In addition to the rights and remedies given to Lender hereunder, Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code of Massachusetts.

        2.3 It is understood that Lender may use or invest the Collateral, to the extent that such Collateral consists of cash. Such use or investment shall be at Lender's risk and, subject to the payment of an agreed rebate fee pursuant to Section 5.2, Lender shall be entitled to retain all income and profits therefrom and shall bear all losses therefrom. Except as provided in
Section 10, Lender may not pledge, repledge, hypothecate, rehypothecate, lend, or relend the Collateral, to the extent such Collateral consists of other than cash. However, the Lender may commingle and hold non-cash Collateral in bulk.

        2.4 With the approval of Lender, Borrower may at any time substitute for any securities held by Lender as Collateral for the Borrowed Securities other Collateral with respect to the Borrowed Securities of equal current Market Value to the Securities for which it is to be substituted. Prior to the maturity of any U.S. Security that is delivered to the Lender as Collateral, the Borrower shall replace such U.S. Security with other Collateral acceptable to the Lender and of equal current Market Value to the U.S. Security for which it is to be substituted. Substituted collateral shall be considered Collateral for all purposes hereof.

        2.5 Borrower shall be entitled to receive all distributions made on or in respect of non-cash Collateral the record or payable dates for which are during the term of the Loan and which are not otherwise received by Borrower, to the full extent it would be so entitled if the Collateral had not been delivered to Lender; provided, however, that the amount, type or value of such distribution which Borrower is entitled to receive hereunder shall not exceed the amount, type and value received by State Street or its agents. Any distributions made on or in respect of such Collateral which Borrower is entitled to receive under this section shall be paid by Lender to Borrower forthwith upon receipt by Lender, so long as Borrower is not in Default at the time of such receipt.

        2.6 Except as provided in Sections 10 and 11 hereunder, Lender shall be obligated to return the Collateral to Borrower upon the return to Lender of the Borrowed Securities.

        2.7 As further security for the due and punctual performance by Borrower of any and all obligations to Lender hereunder, or under any other securities loan agreement between Borrower and Lender, Borrower hereby grants and transfers to Lender a lien upon and a security interest in any and all property (together with the proceeds thereof) in which the Borrower at any time has rights and which at any time has been delivered, transferred, or deposited in or credited to an account with, the Lender or otherwise at any time is in the possession or under the control or recorded on the books of the Lender, whether expressly as collateral or for safekeeping or for any other or different purpose, including (without limitation) Collateral delivered as security under any other securities loan agreement between Borrower and Lender and any property which may be in transit by mail or carrier for any purpose, or converted or affected by any documents in the Lender's possession.

3.      Deliveries and Treatment of Borrowed Securities.

        3.1 Lender shall deliver the Borrowed Securities to Borrower by causing the Borrowed Securities to be credited to Borrower's account and debited from Lender's account within the Federal Reserve book-entry system, and such crediting and debiting shall result in receipt by Borrower and Lender of a notice of such crediting and debiting, which notice shall constitute a schedule of the Borrowed Securities.

        3.2 Except as provided in Section 3.3, Borrower shall exercise all of the incidents of ownership with respect to the Borrowed Securities, including the right to transfer the Borrowed Securities to others, until the Borrowed Securities are returned to Lender in accordance with the terms hereof.

        3.3 Lender shall be entitled to receive all distributions (including payments upon maturity and other redemption) made on or in respect of the Borrowed Securities, the record and/or payable dates for which are during the term of the Loan and which are not otherwise received by Lender, to the full extent it would be so entitled if the Borrowed Securities had not been lent to Borrower, including, without limitation, interest payments, and any other distributions or other income. Payment of each such distribution shall be made by delivery of federal funds to the Lender's account at the Federal Reserve Bank of Boston on payable, maturity, or redemption date of such distribution.

4.      Marks to Market; Maintenance of Collateral.

        4.1 Borrower shall daily mark to market any Loans hereunder and in the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender with respect to any Loan hereunder shall be less than one hundred percent (100%) of the Market Value of all Borrowed Securities outstanding with respect to such Loan, Borrower shall deliver to Lender additional Collateral by the close of the next Business Day so that the Market Value of additional Collateral when added to Market Value of the Collateral with respect to such Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Such additional Collateral shall be delivered as provided in Section 3.1 above.

        4.2 In the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender with respect to any Loan hereunder shall be less than the Margin Percentage of the Market Value of all the Borrowed Securities outstanding with respect to such Loan, Lender may, by notice to Borrower, demand that Borrower deliver to Lender additional Collateral so that the Market Value of such additional Collateral when added to the Market Value of the Collateral with respect to such Loan shall equal at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Such delivery is to be made by the close of business of the day of Lender's notice to Borrower if such notice is given before 11:30 a.m. on a Business Day. If Lender's notice is given after 11:30 a.m. on a Business Day or is given on a day other than a Business Day, such delivery is to be made by the close of business of the next Business Day, unless
(a) such notice has been superseded by a proper demand made pursuant to this
Section 4.2 or Section 4.3 given before 11:30 a.m. of that next Business Day or
(b) a greater amount of additional Collateral is required to be delivered on that next Business Day pursuant to Section 4.1. Such additional Collateral shall be delivered as provided in Section 3.1 above.

        4.3 In the event that at the close of trading on any day the Market Value of all the Collateral delivered by Borrower to Lender with respect to any Loan hereunder shall be greater than the Margin Percentage of the Market Value of all the Borrowed Securities outstanding with respect to such Loan, Borrower may, by notice to Lender, demand that Lender redeliver to Borrower such amount of Collateral as may be selected by Borrower, so long as the Market Value of the remaining Collateral equals at least the Margin Percentage of the Market Value of the Borrowed Securities outstanding with respect to such Loan. Such redelivery is to be made by the close of business of the day of Borrower's notice to Lender if such notice is given before 11:30 a.m. on a Business Day. If Borrower's notice is given after 11:30 a.m. on a Business Day or is given on a day other than a Business Day, such redelivery is to be made by the close of business of the next Business Day, unless (a) such notice has been superseded by a proper demand made pursuant to Section 4.2 or this Section 4.3 given before 11:30 a.m. of that next Business Day, or (b) additional Collateral is required to be delivered on that next Business Day pursuant to Section 4.1. Such Collateral shall be delivered as provided in
Section 3.1 above.

5.      Fees.

        5.1 When the agreement to lend securities is made, the parties shall agree on the basis of compensation to be paid in respect of the Loan.

        5.2 To the extent that a Loan of Borrowed Securities is collateralized by cash, the parties may agree that Lender's compensation shall consist of the right to use and invest such cash Collateral, and that, in consideration for such right to use and invest cash Collateral, Lender will pay Borrower a loan rebate fee computed daily for each such Loan and based on the amount of cash Collateral delivered with respect to such Loan. The amount of such loan rebate fee shall be computed daily from the first Business Day that cash Collateral is delivered to Lender, through and including the earliest of:
(a) the date next preceding the date that such cash Collateral is returned to Borrower; (b) the date of a Default by Borrower; and (c) the date Lender gives notice of termination pursuant to Section 8.2, provided that the parties may mutually agree that a loan rebate fee will be paid for all or an agreed upon number of days after such notice is given (but in no event for a period beyond the earlier of the dates described in clauses (a) and (b) of this sentence). Provided the Borrower is not in Default, such loan rebate fee shall be payable upon the date the Borrowed Securities are returned to the Lender upon termination of the Loan.

        5.3 To the extent that a Loan of Borrowed Securities is collateralized by other than cash, the parties may agree that Borrower shall pay to Lender a loan premium based on the par value of the borrowed securities. The amount of such loan premium shall be computed from the first Business Day that the Borrowed Securities are delivered to Borrower, through and including the date next preceding the date that securities identical to the Borrowed Securities are returned to Lender pursuant to Section 8 or the date that Lender makes a purchase of securities or an election to treat the Borrowed Securities as sold pursuant to Section 10.1 Any fee payable by Borrower hereunder shall be payable upon the earliest of the following: (a) the seventh Business Day of the month following the month in which the fee was incurred; or (b) immediately, in the event of a Default hereunder by Borrower; or (c) the date this Agreement is terminated.

        5.4 All transfer taxes and transfer fees with respect to any transfers hereunder of Borrowed Securities shall be paid by Borrower.

6.      Representations of the Parties.

        The parties hereby make the following representations and warranties, which shall continue during the term of any Loan hereunder;

        6.1 Each party hereto represents and warrants that (a) it has the power to execute and deliver this Agreement, to enter into the Loans contemplated hereby, and to perform its obligations hereunder; (b) it has taken all necessary action to authorize such execution, delivery, and performance; and
(c) this Agreement constitutes a legal, valid, and binding obligation enforceable against it (in the case of Lender, in its capacity as trustee, custodian or agent of the Clients).

        6.2 Each party hereto represents and warrants that the execution, delivery and performance by it of this Agreement and each Loan hereunder will at all times comply with all applicable laws and regulations, including those of applicable securities regulatory and self-regulatory organizations.

        6.3 Each party hereto represents and warrants that it has made its own determination as to the tax treatment of any dividends, remuneration, or other funds received hereunder.

        6.4 Borrower represents and warrants that (a) it is a corporation, partnership, or other entity duly organized and validly existing under federal law or the laws of the state of its organization, (b) it is a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act"), a bank within the meaning of Section 3(a)(6)(A)-(C) of the Exchange Act or a government securities dealer or a government securities broker as defined in
Section 400.3 of the regulations promulgated by the Department of the Treasury under Section 15C of the Exchange Act and registered or exempt from registration pursuant to said Act, (c) it has, or will have at the time of delivery of any Collateral, the right to grant a first security interest therein subject to the terms and conditions hereof, and (d) it (or the party to whom it relends the Borrowed Securities) is borrowing or will borrow the Borrowed Securities (except for Borrowed Securities that qualify as "exempted securities" under Regulation T of the Board of Governors of the Federal Reserve System) for the purpose of making delivery of such securities in the case of short sales, failure to receive securities required to be delivered, or as otherwise permitted pursuant to Regulation T.

        6.5 Borrower represents that the statements provided to Lender pursuant to Section 7 fairly represent its financial condition and the financial position of any parent company and, if the Borrower is a broker or a government securities dealer or government securities broker, its net capital ratio as of the date of such statements, and that there has been no material adverse change in its financial condition or the financial condition of any parent company or net capital ratio since that date that has not been disclosed in writing to Lender. Each request by Borrower for a Loan shall constitute a present representation: (a) that there has been no material adverse change in Borrower's financial condition or the financial condition of any parent company that has not been disclosed in writing to Lender, since the date of the most recent statement furnished to Lender pursuant to Section 7; and (b) that, as of the date of such request for a Loan, if the Borrower is a broker or a government securities dealer or government securities broker, it is in compliance with Rule 15c3-1 of the Securities and Exchange Commission ("SEC") under the Exchange Act as modified, in the case of a Borrower which is a government securities broker or government securities dealer, by the regulations promulgated by the Department of the Treasury under Section 15C of said Act.

        6.6 To the extent that Lender has provided Borrower with written statements identifying any of its Clients as employee benefit plans subject to title I of the Employees Retirement Income Security Act of 1974 ("ERISA"), each request by Borrower for a Loan shall constitute a present representation that, except as disclosed in writing by Borrower to Lender, neither Borrower nor any Affiliate of Borrower is a "fiduciary" (within the meaning of Section 3(21) of ERISA) with respect to the assets of the Clients so identified that may be Borrowed Securities hereunder.

        [6.7    Borrower represents and warrants that it has an unqualified obligation to reimburse [name of Guarantor] for the full amount of any and all payments made or required to be made by [name of Guarantor] in compliance with the Bank Act (Canada)] Note: Delete unless Borrower's obligations are being guaranteed by a Canadian Bank

        6.7[8] Lender represents and warrants (a) that it is a trust company duly organized and validly existing under the laws of the Commonwealth of Massachusetts and (b) that it has, or will have at the time of delivery of any Borrowed Securities, the authority to deliver, on behalf of its Client(s), the Borrowed Securities subject to the terms and conditions hereof.

7.      Covenants.

        7.1 If Borrower is a broker or a government securities dealer or government securities broker, it makes the covenants set forth in this Section
7.1. Upon execution of this Agreement, Borrower shall deliver to the Lender Borrower's and Borrower's parent company's most recent statements required to be furnished to Borrower's and Borrower's parent company's customers by Rule 17a-5(c) and (d) of the SEC under the Exchange Act as modified, in the case of a Borrower which is a government securities broker or government securities dealer, by the regulations promulgated by the Department of the Treasury under
Section 15C of said Act. As long as any Loan is outstanding under this Agreement, Borrower shall promptly deliver to Lender all such statements subsequently required to be furnished to Borrower's and Borrower's parent company's customers by such Rule. Upon execution of this Agreement, Borrower shall also deliver to Lender Borrower's and Borrower's parent company's most recent financial information otherwise available to its shareholders, the SEC, or the public, including (without limitation) the most recent available audited and unaudited statements of Borrower's and Borrower's parent company's financial conditions and any report of notice required by Rules 17a-5(a)(2)(i) and (ii) and 17a-11 of the SEC under the Exchange Act as modified, in the case of a Borrower which is a government securities broker or government securities dealer, by regulations promulgated by the Department of the

Treasury under Section 15C of said Act. As long as any Loan is outstanding under this Agreement, Borrower will promptly deliver to the Lender all such financial information subsequently available, and any other financial information or statements that Lender may reasonably request.

        7.2 If Borrower is a Bank, Borrower makes the covenants set forth in this Section 7.2. Upon execution of this Agreement, Borrower shall furnish to Lender (i) the most recent available audited statement of Borrower's and Borrower's parent company's financial condition, and (ii) the most recent available unaudited statement of Borrower's and Borrower's parent company's financial condition. As long as any Loan is outstanding under this Agreement, Borrower will promptly deliver to Lender all such financial information that is subsequently available, and any other financial information or statements that Lender may reasonably request.

8.      Termination of Loan without Default.

        8.1 Borrower may cause the termination of a Loan at any time by returning the Borrowed Securities to Lender.

        8.2 Lender may cause the termination of a Loan by giving notice of termination of such Loan to Borrower on any Business Day. Upon such notice, Borrower shall deliver Borrowed Securities to Lender no later than the earlier of:

                (a) the close of operations of the federal book entry system on the same Business Day on which Lender gives notice of termination of such Loan to Borrower, provided that such notice is given to Borrower on or before 9:00 a.m. (Eastern Standard
                Time); or

                (b) the close of operations of the federal book entry system on the first Business Day following the day on which Lender gives notice of termination of such Loan to Borrower, provided that such notice is given to Borrower after 9:00 a.m. but before 5:00 p.m. (Eastern Standard Time).

        8.3 Borrower's delivery of the Borrowed Securities to Lender pursuant to Section 8.1 or 8.2 shall be made by causing the account of the Lender at the Federal Reserve Bank of Boston to be credited with securities identical to the Borrowed Securities. Upon such delivery by or on behalf of Borrower, Lender shall concurrently therewith deliver the Collateral (as adjusted pursuant to Section 4) to Borrower; provided, however, that if upon the return of the Borrowed Securities there is not sufficient time for Lender to effect a return of the Collateral to Borrower through the Federal Reserve Bank of Boston on that same day, Lender may return such Collateral on the next day such return can be so effected.

9.      Events of Default

        9.1 All loans between Borrower and Lender may (at the option of the non-defaulting party, exercised by notice to the defaulting party) be terminated immediately upon the occurrence of any one or more of the following events (individually, a "Default"):

                (a) if either party fails to return Borrowed Securities or Collateral as required by Section 8 hereof;

                (b) if either party fails to deliver or return Collateral, as required by Section 4 hereof;

                (c) if either party fails to make the payment of distributions as required by Section 2.5 and 3.3 hereof and such default is not cured within one Business Day of notice of such failure to Borrower or Lender, as the case may be;

                (d) if either party or any parent company of the Borrower makes a general assignment for the benefit of creditors, or admits in writing its inability to pay its debts as they become due, or files or becomes subject to a petition in bankruptcy or is adjudicated as bankrupt or insolvent, or files or becomes subject to a petition seeking reorganization, liquidation, dissolution, or similar relief under any present or future law or regulation, or seeks, consents to or acquiesces in the appointment of any trustee, receiver, or liquidator of it or any material part of its properties;

                (e) if Borrower (if it is a broker or a government securities dealer or government securities broker) is suspended or expelled from membership or participation in the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, or any other securities exchange or securities association, or if it is suspended from dealing in securities by the SEC or the Department of the Treasury, or if its authority to deal in securities is suspended or revoked under any state securities law or regulation;

                (f) if Borrower (if it is a Bank) or Lender has its license, charter, or other authorization necessary to conduct a material portion of its business withdrawn, suspended or revoked by any applicable federal or state government of agency thereof;

                (g) if it is found that the Borrower has made a material misrepresentation of its financial condition or the financial condition of any parent company;

                (h) if Borrower (if it is a broker or government securities dealer or government securities broker) becomes subject to Rule 17a-11 of the SEC under the Exchange Act as modified, in the case of a Borrower which is a government securities broker or government securities dealer, by regulations promulgated by the Department of the Treasury under
        Section 15C of said Act;

                (i) if Borrower breaches any covenants, representations, or agreements herein;

                (j) if a final judgment for the payment of money shall be rendered against Borrower and such judgment shall not have been discharged or its execution stayed pending appeal within sixty (60) days of entry or such judgment shall not have been discharged within sixty
        (60) days of expiration of any such stay.

        9.2 All references to "Lender" in this Agreement shall be construed to reflect that each Client shall have, in connection with any Loan or Loans entered into by Lender as agent on its behalf, the rights, responsibilities, privileges and obligations of a "Lender" directly entering into such Loan or Loans with Borrower under the Agreement. Both Lender and its Client shall be deemed "parties" to this Agreement such that all references to Lender in this Agreement shall be deemed to include references to each Client; provided, however, a Default by Lender and/or Client with respect to a loan or loans on behalf of one Client shall be an event of Default by that Client and the Borrower may not treat all other loans between Borrower and Lender (on behalf of non-defaulting Clients) as being in Default.

        9.3 In the event: (i) Borrower and Lender enter into other securities loan agreements as well as this Agreement (to govern, for example, borrowing different security types) and, (ii) Borrower defaults under this Agreement or under any other securities loan agreements with Lender, the default under that one agreement would be considered an event of default under all securities loan agreements between Borrower and Lender. Borrower acknowledges that should it default under this or any of its other securities loan agreements with Lender, a surplus of collateral under one loan to Borrower under one securities loan agreement may be applied to another loan to Borrower under another securities loan agreement. Borrower further acknowledges that such cross collateralization applies to loans from all Clients to Borrower so that in the event of default, collateral from an overcollateralized loan from one Client may be applied to an undercollateralized loan from another Client.

10.     Lender's Remedies on Borrower's Default.

        10.1 In the event of any Default by Borrower under Section 9 hereof, Lender shall have the right, in addition to any other remedies provided herein or under applicable law (without further notice to Borrower), at its option either (a) to purchase a like amount of the Borrowed Securities in any market for such securities or (b) to elect to treat the Borrowed Securities as having been purchased by Borrower at a purchase price equal to the Replacement Value. Lender may apply the Collateral to the payment of such purchase, after deducting therefrom all amounts, if any, due Lender under this Agreement, including (without limitation) Sections 2 and 5 hereof. In such event, Borrower's obligation to return the Borrowed Securities shall terminate. The Lender shall not be obligated to assert or enforce any rights, liens or security interest hereunder or to take any action in reference thereto, and the Lender may in its discretion at any time relinquish its rights hereunder as to particular property, in each case without thereby affecting or invalidating its rights hereunder as to all or any other property securing or purporting to secure the Loans. Borrower shall be liable to Lender for the cost of funds which Lender must advance to purchase such securities during any stay on the application of the Collateral (whether such stay is automatic or imposed by a court or any other governmental agency).

        10.2 In the event such purchase price or Replacement Value exceeds the amount of the Collateral, Borrower shall be liable to Lender for the amount of such excess (plus all amounts, if any, due to Lender hereunder) together with interest on all such amounts at the Prime Rate, as it fluctuates from day to day, on demand from the date of such purchase or election until the date of payment of such excess. Lender shall have, as security for Borrower's obligation to pay such excess, a first security interest in or right of setoff against any property of Borrower then held by Lender (in any capacity) and any other amount payable by Lender (in any capacity) to Borrower including, without limitation, any property of Borrower then held by the Lender under any other security loan agreement between the Lender and the Borrower. The purchase price of securities purchased under this Section 10 shall include broker's fees and commissions and all other reasonable costs, fees, and expenses related to such purchase. Upon the satisfaction of all of Borrower's obligations hereunder, any remaining Collateral shall be returned to Borrower.

        10.3 This section applies if Borrower is a broker. Without waiving any rights given to the Lender hereunder, it is understood that the provisions of the Securities Investor Protection Act of 1970 may not protect the Lender with respect to Borrowed Securities hereunder and that, therefore, the Collateral delivered to the Lender may constitute the only source of satisfaction of Borrower's obligations in the event Borrower fails to return the Borrowed Securities.

11.     Borrower's Remedies on Lender's Default.

        11.1 In the event of any Default by Lender under Section 9 hereof, Borrower shall have the right to sell an amount of the Borrowed Securities, in the principal market for such securities, that will provide proceeds equal in value to the Market Value of the Collateral on the date of Default. In such event, Borrower may retain the proceeds of such sale and Lender's obligation to return the Collateral shall terminate. In the event the sale price received from such securities is less than the value of the Collateral, Lender shall be liable to Borrower for the amount of any deficiency (plus all amounts, if any, due to Borrower hereunder). Upon the satisfaction of all Lender's obligations hereunder, any remaining Borrowed Securities shall be returned to Lender.

12.     Reserved.

13.     INDEMNIFICATION.

        Borrower hereby agrees to indemnify and hold harmless Lender, each Client, and in the case of a Client that is an employee benefit plan, the sponsor and fiduciaries of such plan, from any and all damages, losses, costs, and expenses (including attorney's fees) that the Lender or any such Client, plan sponsor, or plan fiduciary may incur or suffer due to the failure of the Borrower to perform its obligations under this Agreement. This right to indemnification shall survive the termination of any Loan or of this Agreement.

14.     Waiver.

        The failure of either party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term of any other term of this Agreement. All waivers in respect of a Default must be in writing.

15.     Continuing Agreement; Termination.

        It is the intention of the parties hereto that, subject to the termination provisions set forth herein, this Agreement shall constitute a continuing agreement in every respect and shall apply to each and every Loan, whether now existing or hereafter made by Lender to Borrower. Borrower and Lender may each at any time terminate this Agreement upon five (5) days' written notice to the other to that effect. The sole effect of any such termination of this Agreement will be that, following such termination, no further Loans by Lender shall be made or considered made hereunder, but the provisions hereof shall continue in full force and effect in all other respects until all Loans have been terminated and all obligations satisfied as herein provided.

16.     Notices.

        Except as otherwise specifically provided herein, notices under this Agreement may be made orally, in writing, or by any other means mutually acceptable to the parties. If in writing, a notice shall be sufficient if delivered to the party entitled to receive such notices at the following addresses:

        If to Borrower:
                        ---------------------------
                        ---------------------------
                        ---------------------------

        If to Lender:   State Street Bank and Trust Company
                        Securities Finance Division
                        One Lincoln Street, Floor 3
                        Boston, Massachusetts 02111
                        Attn.:  U.S. Government Securities Lending Area

        Telephone and facsimile notices shall be sufficient if communicated to the party entitled to receive such notice at the following numbers:

If to Borrower:
                Telephone ________________ Facsimile ________________

If to Lender:
                Telephone (6l7) 644-BOND(2663) Facsimile (6l7) 644-2667

The parties shall promptly notify each other in writing of any change of address, addressee, telephone number or facsimile number. Lender shall consider Borrower's address, addressee, telephone number and facsimile number correct unless Borrower notifies Lender in writing otherwise.

17.     Time.

        All times specified herein shall be based on New York City time.

18.     Securities Contracts.

        Each party hereto agrees that this Agreement and the Loans made hereunder shall be "securities contracts" for purposes of the Bankruptcy Code and any bankruptcy proceeding thereunder.

19.     Superseding Agreement.

        This Agreement supersedes any other agreement between the parties concerning loans of securities between the parties hereto.

20.     Assignments.

        This Agreement shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

21.     Governing Law; Jurisdiction; Service of Process.

        This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts. Borrower hereby irrevocably submits to the jurisdiction of any Massachusetts state or federal court sitting in the Commonwealth of Massachusetts in any action or proceeding arising out of or related to this Agreement, hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Massachusetts state or Federal court except that this provision shall not preclude any party from removing any action to Federal court. Borrower hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Borrower hereby irrevocably appoints ____________________ [Massachusetts Person] as its agent to receive on its behalf service of copies of the summons and complaint and any other process which may be served in any such action or proceeding (the "Process Agent"). Such service may be made by mailing or delivering a copy of such process, in care of the Process Agent at the above address. Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, Borrower also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Borrower at its address specified in
Section 16 hereof. Borrower agrees that a final judgment in any such action or proceeding, all appeals having been taken or the time period for such appeals having expired, shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

22.     Severability.

        The provisions of this Agreement are severable and the invalidity or unenforceability of any provision hereof shall not affect any other provision of this Agreement. If in the construction of this Agreement any court should deem any provision to be invalid because of scope or duration, then such court shall forthwith reduce such scope or duration to that which is appropriate and enforce this Agreement in its modified scope or duration.

23.     Modification.

        This Agreement shall not be modified, except by an instrument in writing signed by the parties hereto.

                BORROWER:

                                        Name
                                              ----------------------------------
                                        By
                                              ----------------------------------
                                        Title
                                              ----------------------------------

                LENDER: STATE STREET BANK AND TRUST COMPANY, in its capacity as trustee, custodian, or agent of the Clients.

                                        Name
                                              ----------------------------------
                                        By
                                              ----------------------------------
                                        Title
                                              ----------------------------------

                                   Schedule A

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of September 2005 between IXIS ADVISOR FUNDS TRUST I, IXIS ADVISOR FUNDS TRUST II, IXIS ADVISOR FUNDS TRUST III, IXIS ADVISOR FUNDS TRUST IV, IXIS ADVISOR CASH MANAGEMENT TRUST, LOOMIS SAYLES FUNDS I, and LOOMIS SAYLES FUNDS II, EACH ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street").

                                Schedule of Fees

1. Subject to Paragraph 2 below, all proceeds collected by State Street on investment of cash Collateral or any fee income shall be allocated, with respect to each Fund, as follows:

..       Sixty-Five percent (65%) payable to the Fund, and

..       Thirty-Five percent (35%) payable to State Street.

2. All payments to be allocated under Paragraph 1 above shall be made after deduction of such other amounts payable to State Street or to the Borrower under the terms of this Securities Lending Authorization Agreement.

3. Cash Collateral may only be invested in the State Street Securities Lending Quality Trust.

On an annualized basis, the management/trustee/custody/fund administration fee for investing cash Collateral in the Securities Lending Quality Trust (the "Investment Trust") is not more than 7.00 basis points netted out of yield. The trustee of the Investment Trust may pay out of the assets of the Investment Trust all reasonable expenses and fees of the Investment Trust, including professional fees or disbursements incurred in connection with the operation of the Investment Trust.

                                  Schedule A-1

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of September 2005 between IXIS ADVISOR FUNDS TRUST I, IXIS ADVISOR FUNDS TRUST II, IXIS ADVISOR FUNDS TRUST III, IXIS ADVISOR FUNDS TRUST IV, IXIS ADVISOR CASH MANAGEMENT TRUST, LOOMIS SAYLES FUNDS I, and LOOMIS SAYLES FUNDS II, EACH ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street").

        FUNDS                                    SECURITIES LOAN LIMITATION
        -----                                    --------------------------
IXIS Advisor Funds Trust I

        CGM Advisor Targeted Equity Fund                  33 1/3 %
        Hansberger International Fund                     33 1/3 %
        IXIS U.S. Diversified Portfolio                   33 1/3 %
        IXIS Value Fund                                   33 1/3 %
        Loomis Sayles Core Plus Bond Fund                 33 1/3 %
        Vaughan Nelson Small Cap Value Fund               33 1/3 %
        Westpeak Capital Growth Fund                      33 1/3 %

IXIS Advisor Funds Trust II

        Harris Associates Large Cap Value Fund            33 1/3 %
        Loomis Sayles Massachusetts Tax Free
         Income Fund                                      33 1/3 %

IXIS Advisor Funds Trust III

        Harris Associates Focused Value Fund              33 1/3 %
        IXIS Equity Diversified Portfolio                 33 1/3 %
        IXIS Moderate Diversified Portfolio               33 1/3 %

IXIS Advisor Funds Trust IV

        AEW Real Estate Fund                              33 1/3 %

IXIS Advisor Cash Management Trust

        IXIS Cash Management Trust - Money
         Market Series                                    33 1/3 %

Loomis Sayles Funds I

        Loomis Sayles Bond Fund                           33 1/3 %
        Loomis Sayles Fixed Income Fund                   33 1/3 %
        Loomis Sayles Global Bond Fund                    33 1/3 %
        Loomis Sayles High Income Opportunities Fund 33 1/3 % Loomis Sayles Institutional High Income Fund 33 1/3 % Loomis Sayles Intermediate Duration Fixed
         Income Fund                                      33 1/3 %
        Loomis Sayles Investment Grade Fixed
         Income Fund                                      33 1/3 %
        Loomis Sayles Inflation Protected Securities
         Fund                                             33 1/3 %
        Loomis Sayles Securitized Asset Fund              33 1/3 %
        Loomis Sayles Small Cap Value Fund                33 1/3 %

Loomis Sayles Funds II

        Loomis Sayles High Income Fund                    33 1/3 %
        Loomis Sayles Limited Term Government
         and Agency Fund                                  33 1/3 %
        Loomis Sayles Municipal Income Fund               33 1/3 %
        Loomis Sayles Strategic Income Fund               33 1/3 %
        Loomis Sayles Investment Grade Bond Fund          33 1/3 %
        Loomis Sayles Growth Fund                         33 1/3 %
        Loomis Sayles Research Fund                       33 1/3 %
        Loomis Sayles Aggressive Growth Fund              33 1/3 %
        Loomis Sayles Small Cap Growth Fund               33 1/3 %
        Loomis Sayles Value Fund                          33 1/3 %
        Loomis Sayles Worldwide Fund                      33 1/3 %
        Loomis Sayles Tax-Managed Equity Fund             33 1/3 %

                                  Schedule 8.1

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of September 2005 between IXIS ADVISOR FUNDS TRUST I, IXIS ADVISOR FUNDS TRUST II, IXIS ADVISOR FUNDS TRUST III, IXIS ADVISOR FUNDS TRUST IV, IXIS ADVISOR CASH MANAGEMENT TRUST, LOOMIS SAYLES FUNDS I, and LOOMIS SAYLES FUNDS II, EACH ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street").

        Acceptable Forms of Collateral

        .       Cash (U.S. and foreign currency)

                                   Schedule B

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of September 2005 between IXIS ADVISOR FUNDS TRUST I, IXIS ADVISOR FUNDS TRUST II, IXIS ADVISOR FUNDS TRUST III, IXIS ADVISOR FUNDS TRUST IV, IXIS ADVISOR CASH MANAGEMENT TRUST, LOOMIS SAYLES FUNDS I, and LOOMIS SAYLES FUNDS II, EACH ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street").

Fund Name                                           Taxpayer Id Number   Tax Year-End
---------                                           ------------------   ------------
IXIS Advisor Funds Trust I

CGM Advisor Targeted Equity Fund                        04-2443453       December 31st
Hansberger International Fund                           04-3293754       December 31st
IXIS U.S. Diversified Portfolio                         04-3231674       December 31st
IXIS Value Fund                                         04-2464932       December 31st
Loomis Sayles Core Plus Bond Fund                       04-2519841       September 30th
Vaughan Nelson Small Cap Value Fund                     04-3331744       December 31st
Westpeak Capital Growth Fund                            04-3159430       December 31st

IXIS Advisor Funds Trust II

Harris Associates Large Cap Value Fund                  04-1990692       December 31st
Loomis Sayles Massachusetts Tax Free Income Fund        04-6502765       September 30th

IXIS Advisor Funds Trust III

Harris Associates Focused Value Fund                    04-3543882       December 31st
IXIS Equity Diversified Portfolio                       51-0532614       December 31st
IXIS Moderate Diversified Portfolio                     76-0759073       December 31st

IXIS Advisor Funds Trust IV

AEW Real Estate Fund                                    04-3510288       January 31st

IXIS Advisor Cash Management Trust

IXIS Cash Management Trust - Money Market Series        04-6447044       June 30th

Loomis Sayles Funds I

Loomis Sayles Bond Fund                                 04-3113274       September 30th
Loomis Sayles Fixed Income Fund                         04-3219175       September 30th
Loomis Sayles Global Bond Fund                          04-3113281       September 30th
Loomis Sayles High Income Opportunities Fund            65-1214747       September 30th
Loomis Sayles Institutional High Income Fund            04-3362512       September 30th
Loomis Sayles Intermediate Duration Fixed Income Fund   04-3448648       September 30th
Loomis Sayles Investment Grade Fixed Income Fund        04-3219179       September 30th
Loomis Sayles Inflation Protected Securities Fund       04-3113271       September 30th
Loomis Sayles Securitized Asset Fund                    51-0544654       September 30th
Loomis Sayles Small Cap Value Fund                      04-3113283       September 30th

Loomis Sayles Funds II

Loomis Sayles High Income Fund                          04-2814890       September 30th
Loomis Sayles Limited Term Government and Agency Fund   04-6610760       September 30th
Loomis Sayles Municipal Income Fund                     04-2603057       September 30th
Loomis Sayles Strategic Income Fund                     04-3268670       September 30th
Loomis Sayles Investment Grade Bond Fund                04-3339561       September 30th
Loomis Sayles Growth Fund                               04-3113270       September 30th
Loomis Sayles Research Fund                             04-3520219       September 30th
Loomis Sayles Aggressive Growth Fund                    04-3339593       September 30th
Loomis Sayles Small Cap Growth Fund                     04-3339616       September 30th
Loomis Sayles Value Fund                                04-3113285       September 30th
Loomis Sayles Worldwide Fund                            04-3308834       September 30th
Loomis Sayles Tax-Managed Equity Fund                   04-3284782       September 30th

                                  Schedule B-1

This Schedule is attached to and made part of the Securities Lending Authorization Agreement, dated the 1st day of September 2005 between IXIS ADVISOR FUNDS TRUST I, IXIS ADVISOR FUNDS TRUST II, IXIS ADVISOR FUNDS TRUST III, IXIS ADVISOR FUNDS TRUST IV, IXIS ADVISOR CASH MANAGEMENT TRUST, LOOMIS SAYLES FUNDS I, and LOOMIS SAYLES FUNDS II, EACH ON BEHALF OF ITS RESPECTIVE SERIES AS LISTED ON SCHEDULE B, SEVERALLY AND NOT JOINTLY (the "Funds") and STATE STREET BANK AND TRUST COMPANY ("State Street").

        FUNDS                                    EFFECTIVE DATE OF AGREEMENT
        -----                                    ---------------------------

IXIS Advisor Funds Trust I

        CGM Advisor Targeted Equity Fund              September 1, 2005
        Hansberger International Fund                 September 1, 2005
        IXIS U.S. Diversified Portfolio               September 1, 2005
        IXIS Value Fund                               September 1, 2005
        Loomis Sayles Core Plus Bond Fund             October 1, 2005
        Vaughan Nelson Small Cap Value Fund           September 1, 2005
        Westpeak Capital Growth Fund                  September 1, 2005

IXIS Advisor Funds Trust II

        Harris Associates Large Cap Value Fund        September 1, 2005
        Loomis Sayles Massachusetts Tax Free
         Income Fund                                  October 1, 2005

IXIS Advisor Funds Trust III

        Harris Associates Focused Value Fund          September 1, 2005
        IXIS Equity Diversified Portfolio             September 1, 2005
        IXIS Moderate Diversified Portfolio           September 1, 2005

IXIS Advisor Funds Trust IV

        AEW Real Estate Fund                          September 1, 2005

IXIS Advisor Cash Management Trust

        IXIS Cash Management Trust - Money
         Market Series                                September 1, 2005

Loomis Sayles Funds I

        Loomis Sayles Bond Fund                       September 1, 2005
        Loomis Sayles Fixed Income Fund               September 1, 2005
        Loomis Sayles Global Bond Fund                September 1, 2005
        Loomis Sayles High Income Opportunities Fund September 1, 2005 Loomis Sayles Institutional High Income Fund September 1, 2005 Loomis Sayles Intermediate Duration Fixed
         Income Fund                                  September 1, 2005
        Loomis Sayles Investment Grade Fixed
         Income Fund                                  September 1, 2005
        Loomis Sayles Inflation Protected Securities
         Fund                                         September 1, 2005
        Loomis Sayles Securitized Asset Fund          September 1, 2005
        Loomis Sayles Small Cap Value Fund            September 1, 2005

Loomis Sayles Funds II

        Loomis Sayles High Income Fund                October 1, 2005
        Loomis Sayles Limited Term Government
         and Agency Fund                              October 1, 2005
        Loomis Sayles Municipal Income Fund           October 1, 2005
        Loomis Sayles Strategic Income Fund           October 1, 2005
        Loomis Sayles Investment Grade Bond Fund      September 1, 2005
        Loomis Sayles Growth Fund                     September 1, 2005
        Loomis Sayles Research Fund                   September 1, 2005
        Loomis Sayles Aggressive Growth Fund          September 1, 2005
        Loomis Sayles Small Cap Growth Fund           September 1, 2005
        Loomis Sayles Value Fund                      September 1, 2005
        Loomis Sayles Worldwide Fund                  September 1, 2005
        Loomis Sayles Tax-Managed Equity Fund         September 1, 2005